                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY

                      INTERMEDIA CAPITAL PARTNERS IV, L.P.
                      INTERMEDIA PARTNERS IV CAPITAL CORP.

                                  $292,000,000
                          11 1/4% Senior Notes Due 2006

                          REGISTRATION RIGHTS AGREEMENT

                                  July 19, 1996

NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Toronto Dominion Securities (USA) Inc.
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

                  InterMedia Capital Partners IV, L.P., a California limited partnership ("ICP-IV"), and InterMedia Partners IV Capital Corp., a Delaware corporation and a wholly owned subsidiary of ICP-IV ("IPCC" and, together with ICP-IV, the "Issuers"), propose, jointly and severally, to issue and sell to certain purchasers (the "Initial Purchasers"), upon the terms set forth in a Purchase Agreement of even date herewith (the "Purchase Agreement"), its 11 1/4% Senior Notes Due 2006 (the "Notes") (the "Initial Placement"). As an inducement to the Initial Purchasers to purchase the Notes, and in satisfaction of a condition to your obligations under the Purchase Agreement, the Issuers agree with you for the benefit of the holders from time to time of the Notes (including the Initial Purchasers) (each of the foregoing a "Holder" and, collectively, the "Holders"), as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Act" means the Securities Act of 1933, as amended.

                  "Affiliate" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or
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otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Closing Date" means July 30, 1996.

                  "Commission" means the Securities and Exchange Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer Registration Period" means the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

                  "Exchange Offer Registration Statement" means a registration statement of the Issuers on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities, for New Notes.

                  "Holder" has the meaning set forth in the preamble hereto.

                  "Indenture" means the Indenture relating to the Notes, dated as of the Closing Date, among the Issuers and as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

                  "Initial Placement" has the meaning set forth in the preamble hereto.

                  "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Registration Statement.

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.


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                 "New Notes" means debt securities of the Issuers identical in all material respects to the Notes (except that the transfer restrictions pertaining to such Notes will be modified or eliminated, as appropriate), to be issued under the Indenture.

                  "Notes" has the meaning set forth in the preamble hereto.

                  "Offering Memorandum" means the offering memorandum, dated July 19, 1996, relating to the offer and sale of the Notes.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the New Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

                  "Registered Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of the New Notes.

                 "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the New Notes pursuant to the provisions of this Agreement, Amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Shelf Registration" means a registration effected pursuant to
Section 3 hereof.

                  "Shelf Registration Period" has the meaning set forth in
Section 3(b) hereof.

                  "Shelf Registration Statement" means a "shelf" registration statement of the Issuers pursuant to the provisions of Section 3 hereof, which covers some or all of the Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


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                  "Trustee" means the trustee with respect to the Notes or New
Notes, as applicable, under the Indenture.

                  "Underwriter" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

                  2. Registered Exchange Offer; Resales of New Notes by Exchanging Dealers; Private Exchange.

                  (a) The Issuers shall prepare and, as soon as practicable but not later than 45 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuers shall use their best efforts
         (i) to cause the Exchange Offer Registration Statement to become effective under the Act at the earliest possible time but not later than 120 days after the Closing Date and (ii) to consummate the Registered Exchange Offer on the earliest practicable date after the Exchange Offer Registration Statement has become effective but not later than 30 days thereafter.

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for New Notes (assuming that such Holder is not an affiliate of either of the Issuers within the meaning of the Act, acquires the New Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the New Notes) to trade such New Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  (c) In connection with the Registered Exchange Offer, the Issuers shall:

                           (i) mail to each Holder a copy of the Prospectus
                  forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                           (ii) keep the Registered Exchange Offer open for not
                  less than 30 days (or longer if required by applicable law) and not more than 60 days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;


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                           (iii) utilize the services of a depository for the
                  Registered Exchange Offer with an address in the Borough of Manhattan, the City of New York; and

                           (iv) comply in all respects with all applicable laws.

                  (d) As soon as practicable after the close of the Registered Exchange Offer, the Issuers shall:

                           (i) accept for exchange all Notes tendered and not
                  validly withdrawn pursuant to the Registered Exchange Offer;

                           (ii) deliver to the Trustee for cancellation all
                  Notes so accepted for exchange; and

                           (iii) cause the Trustee promptly to authenticate and
                  deliver to each Holder of Notes, New Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

                  (e) You and the Issuers acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Issuers shall:

                           (i) include the information set forth in Annex A
                  hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

                           (ii) use their best efforts to keep the Exchange
                  Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.


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                  (f) In the event that any Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 3 hereof, at the request of such Initial Purchaser, the Issuers shall issue and deliver to such Initial Purchaser, or to the party purchasing New Notes from such Initial Purchaser registered under such Shelf Registration Statement, in exchange for such Notes, a like principal amount of New Notes. The Issuers shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

                  3. Shelf Registration. If: (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Issuers determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 150 days of the Closing Date; (iii) the Holders of a majority in principal amount of Notes determine in good faith that (x) they are prohibited by law or Commission policy from participating in the Registered Exchange Offer or (y) the Exchange Notes such Holders would receive in the Registered Exchange Offer could only be reoffered and resold by such Holders upon compliance with the registration and prospectus delivery requirements of the Act and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for resales; or (iv) any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Notes pursuant to Section 2(f) hereof does not receive freely tradable New Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of New Notes acquired in exchange for such Notes shall result in such New Notes being not "freely tradable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not "freely tradable"), the following provisions shall apply:

                  (a) The Issuers shall as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this
         Section 3), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Notes or the New Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution


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         elected by such Holders and set forth in such Shelf Registration
         Statement and Rule 415 under the Act, provided, however, that with respect to New Notes received by a Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this Paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (b) The Issuers shall use their best efforts to cause the Shelf Registration Statement to be declared effective under the Act within 90 days after so required or requested to file such Shelf Registration Statement pursuant to this Section 3, and shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or New Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Issuers shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if they voluntarily take any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless: (i) such action is required by applicable law; or
         (ii) such action is taken by the Issuers in good faith and for valid business reasons (not including avoidance of the Issuers' obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuers promptly thereafter comply with the requirements of
         Section 4(c) hereof, if applicable.

                  4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a) The Issuers shall furnish to you, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein, and shall use their best efforts to reflect in any Shelf


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         Registration Statement, when so filed with the Commission, such comments as you reasonably may propose.

                  (b) The Issuers shall ensure that: (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
         (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) (i) The Issuers shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

                                    (A) when a Registration Statement and any
                           amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                                    (B) of any request by the Commission for
                           amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

                      (ii) The Issuers shall advise you and, in the case of
                  a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

                                    (A) of the issuance by the Commission of any
                           stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                                    (B) of the receipt by the Issuers of any
                           notification with respect to the suspension of the


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                           qualification of the securities included therein for
                           sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and


                                  (C) of the happening of any event that
                           requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (d) The Issuers shall use their best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                  (e) The Issuers shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement, any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

                  (f) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

                  (g) The Issuers shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits (including those incorporated by reference).

                  (h) The Issuers shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging


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         Dealer, without charge, such reasonable number of copies of the
         Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may request for delivery by such Exchanging Dealer in connection with a sale of New Notes received by it pursuant to the Registered Exchange Offer, and the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

                  (i) Prior to the Registered Exchange Offer (or any offering of securities pursuant to any Registration Statement), the Issuers shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Issuers will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.


                 (j) The Issuers shall cooperate with the Holders of Notes to facilitate the timely preparation and delivery of certificates representing Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations of $1,000 or an integral multiple thereof and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

                  (k) Upon the occurrence of any event contemplated by Paragraph
         (c)(ii)(3) above, the Issuers shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Not later than the effective date of any such Registration Statement hereunder, the Issuers shall provide a CUSIP number for the Notes or New Notes, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Notes or


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         New Notes, in a form eligible for deposit with The Depository Trust
         Company.

                  (m) The Issuers shall use their best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

                  (n) The Issuers shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                  (o) The Issuers may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such securities as the Issuers may from time to time reasonably require for inclusion in such Registration Statement.

                  (p) The Issuers shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as the Managing Underwriters and Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (q) In the case of any Shelf Registration Statement, the Issuers shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6 hereof from Holders of Notes to the Issuers.

                  (r) In the case of any Shelf Registration Statement, the Issuers shall: (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their

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         subsidiaries; (ii) cause the Issuers' partners, officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Issuers, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;
         (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily appropriately made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of either of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of either of the Issuers or of any business acquired by either of the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by either of the Issuers. The foregoing actions set forth in clauses
         (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at:
         (x) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (y) each closing under underwriting or similar agreement as and to the extent required thereunder.


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                  5. Registration Expenses. The Issuers shall, jointly and
severally, bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of legal counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, which counsel is reasonably satisfactory to ICP-IV, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursement of legal counsel acting in connection therewith.

                  6.       Indemnification and Contribution.

                  (a) In connection with any Registration Statement, the Issuers agree, jointly and severally, to indemnify and hold each of you harmless and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, each of your and any Exchanging Dealer's directors, officers, employees and agents and each person who controls either of you or any Exchanging Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any case to the extent that any such loss, claim, damage or liability that arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have. The Issuers also agree, jointly and severally, to indemnify or contribute to Losses of, as


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         provided in Section 6(d), any selling Holders and any underwriters of
         Notes registered under a Shelf Registration Statement, their respective officers and directors and each person who controls any such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

                  (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless: (i) the Issuers; (ii) each of their directors; (iii) each of their officers who signs such Registration Statement; and (iv) each person who controls either of ICP-IV or IPCC within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if: (i) the named parties to any such action, claim or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and such indemnified party shall have been advised in writing by counsel that a conflict of interest may exist, if such counsel represents both such indemnified party and the indemnifying party; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and each indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in no case shall any Purchaser or any subsequent Holder of any Note or New Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of a New

         Note, applicable to the Note that was exchangeable into such New Note, as set forth on the cover page of the Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Offering Memorandum and (y) the total amount of additional interest that the Issuers were not required to pay as a result of registering the securities covered by the Registration Statement that resulted in such Losses. Benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or New Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph
         (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls either of the Issuers within the meaning of either the Act or the Exchange Act, each officer of either of the Issuers who shall have signed the Registration Statement and each director or partner of either of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers or any of the officers, directors or controlling persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

                  7.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, entered into, nor shall either or both of them, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of New Notes), provided that, with respect to any matter that directly or indirectly affects the rights of any Purchaser hereunder, the Issuers shall obtain the written consent of each such Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the most current address given
                  by such Holder to the Issuers in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to NationsBanc Capital Markets, Inc.;

                           (ii) if to you, initially at the address set forth in
                  the Purchase Agreement, and copied to counsel as set forth therein; and

                           (iii) if to the Issuers, initially at its address set
                  forth in the Purchase Agreement, and copied to counsel as set forth therein.

                  All such notices and communications shall be deemed to have been duly given when received.

                  Each of the parties hereto, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assign of each of the parties hereto, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Notes and/or New Notes. The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Notes and/or New Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of each of the parties shall be enforceable to the fullest extent permitted by law.

                  (i) Notes Held by the Issuers, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or New Notes is required hereunder, Notes or New Notes, as applicable, held by either of the Issuers or any of their Affiliates (other than subsequent Holders of Notes or New Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or New Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [signature page follows]

                  Please confirm that the foregoing correctly sets forth the agreement among the Issuers and you as of the date first written above.

                                    Very truly yours,

                                INTERMEDIA CAPITAL PARTNERS IV, L.P. ("ICP-IV"),

                                a California limited partnership

                                By: InterMedia Capital Management IV, L.P., a California limited partnership, as general partner of ICP-IV


                                        By: /s/ Leo J. Hindery, Jr.
                                           -------------------------------------
                                           Leo J. Hindery, Jr.,
                                           Managing General Partner


                                INTERMEDIA PARTNERS IV CAPITAL CORP.,
                                a Delaware corporation


                                By: /s/ Leo J. Hindery, Jr.
                                   ---------------------------------------------
                                   Leo J. Hindery, Jr.,
                                   President


Accepted in New York, New York

NATIONSBANC CAPITAL MARKETS, INC.


By: /s/ Gary Wolfe
   --------------------------------------
         Gary Wolfe,
         Vice President


TORONTO DOMINION SECURITIES (USA) INC.


By: /s/ Gordon Paris
   --------------------------------------
         Gordon Paris,
         Managing Director

                                     ANNEX A

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                     ANNEX B

Each broker-dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                                     ANNEX C

PLAN OF DISTRIBUTION

                  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. Each of the Issuers has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , , 199 , all dealers effecting transactions in the New Notes may be required to deliver a Prospectus.

                  The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of New-Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an Underwriter within the meaning of the Act.

                  For a period of 180 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Act.

                                     ANNEX D

Rider A

                  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                  Name:
                  Address:


Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such New Notes and will indemnify, defend and hold harmless InterMedia Capital Partners IV, L.P. and InterMedia Partners IV Capital Corp. for the undersigned's failure to do so; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.



                                       25